Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP
LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue New York, New York 10166-0193
(212) 351-4000
www.gibsondunn.com

May 28, 2009

Direct Dial	Client Matter No.
(212) 351-4000	C 92865-00001
Fax No.
(212) 351-4035

Transatlantic Holdings, Inc.
80 Pine Street
New York, New York 10005

Re:	Transatlantic Holdings, Inc. Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 Filed May 28, 2009

Ladies and Gentlemen:

We have acted as counsel to Transatlantic Holdings, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Amendment”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of: (i) shares of the Company’s common stock, par value $1.00 per share, including common stock that may be offered and sold by American International Group, Inc. or its affiliates (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”); (iv) warrants (the “Warrants”); and (v) purchase contracts (the “Purchase Contracts”). The Common Stock, Preferred Stock, Depositary Shares, Warrants and Purchase Contracts are collectively referred to herein as the “Securities.”

In arriving at the opinions expressed below, we also examined the Registration Statement on Form S-3 of Transatlantic Holdings, Inc., File No. 333-155811 (the “Registration Statement”) filed with the Commission on December 1, 2008. We have examined originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and in reliance thereon, and assuming that: (a) the Registration Statement, the Amendment and any supplements and amendments thereto (including post-effective amendments) (as so amended, the “Amended Registration Statement”) will have become effective and will comply with all applicable laws; (b) the Amended Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Amended Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (g) all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock for issuance upon conversion or exchange of any other Securities) shall have been completed, we are of the opinion that:

(1)

With respect to Common Stock, when certificates representing the shares of Common Stock have been issued and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)

With respect to Preferred Stock, when (a) the applicable Certificate of Designations for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) certificates representing the shares of Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)

With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (“Deposit Agreement”) has been duly authorized and validly executed by the Company and the depositary appointed by the Company, (b) the Certificate of Designations for the Preferred Stock underlying the Depositary Shares has been duly filed with the Office of the Secretary of State of the State of Delaware, (c) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

(4)

With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

(5)

With respect to the Purchase Contracts, when (a) a purchase contract agreement (“Purchase Contract Agreement”) has been duly authorized and validly executed by the Company and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the Purchase Contract Agreement and (c) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above in paragraphs 3, 4 and 5 are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the United States of America. This opinion is limited to the current laws of the States of New York, the DGCL and the current federal laws of the United States, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the DGCL, as currently in effect, and have made such inquiries as we considered necessary to render our opinion. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We express no opinion regarding any (i) waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP